Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-210313

EQUINOX FRONTIER FUNDS

(a Delaware statutory trust)

PROSPECTUS SUPPLEMENT

TO

PROSPECTUS AND DISCLOSURE DOCUMENT

DATED APRIL 29, 2016

The following information amends the disclosure in the Prospectus and Disclosure Document dated as of April 29, 2016, as supplemented from time to time (the “Prospectus”). If any statement in this supplement conflicts with a statement in the Prospectus, the statement in this supplement controls. Capitalized terms not defined herein will have the meaning ascribed to such term in the Prospectus.

Equinox Fund Management, LLC

Managing Owner

DATED JUNE 30, 2016

EQUINOX FRONTIER FUNDS

EQUINOX FRONTIER DIVERSIFIED FUND; EQUINOX FRONTIER MASTERS FUND;

EQUINOX FRONTIER LONG/SHORT COMMODITY FUND

Supplement dated June 30, 2016 to the Prospectus and Disclosure Document dated as of April 29, 2016

The eighth row entitled “Galaxy Platform Fee” in the second chart entitled “EQUINOX FRONTIER MASTERS FUND” under the heading “BREAK-EVEN ANALYSIS” is hereby deleted in its entirety and replaced with the following:

	Class 1		Class 2		Class 3 (8)
	$	%	$	%	$	%
Galaxy Platform Fee (10)	1.96	0.20	1.96	0.20	1.96	0.20